Exhibit 10.65

EXECUTION VERSION

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT, dated as of January 19, 2024 but effective as of December 31, 2023 (this “Amendment”), by and between CLAROS MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement (as defined below).

RECITALS

WHEREAS, CMTG WF Finance LLC, a Delaware limited liability company (“Seller”), and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of September 29, 2021, as the same has been and may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, (the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guarantee Agreement, dated as of September 29, 2021, in favor of Buyer, as the same has been and may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, (the “Guarantee Agreement”);

WHEREAS, Buyer and Guarantor have agreed, subject to the terms and conditions hereof, that the Guarantee Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Guarantor hereby agree as follows:

SECTION 1. Amendment to Guarantee Agreement.

(a) Section 9(d) of the Guarantee Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Minimum Interest Coverage Ratio. The ratio of (i) the EBITDA of Guarantor during the previous four (4) fiscal quarters to (ii) the Interest Expense of Guarantor during the same such previous four (4) fiscal quarters shall be equal to or greater than (A) with respect to any applicable date of determination for the fiscal quarters ending in December 2023 and March 2024, 1.30 to 1.00 and (B) with respect to any applicable date of determination for any other fiscal quarter, 1.40 to 1.00.”

SECTION 2. Effectiveness. This Amendment shall become effective on the date on which this Amendment is executed and delivered by a duly authorized officer of each of Buyer and Guarantor.

SECTION 3. Reaffirmation of Guarantee Agreement. Guarantor hereby (i) acknowledges and consents to the execution and delivery of this Amendment and (ii) represents,

warrants and covenants that notwithstanding the execution and delivery of this Amendment, all of Guarantor’s obligations under the Guarantee Agreement remain in full force and effect as amended from hereby and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

SECTION 4. Guarantor’s Representations. Guarantor represents and warrants that (i) Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment, and (iv) any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Guarantor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

SECTION 5. Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. This Amendment shall be governed in accordance with the terms and provisions of Sections 14, 16 and 20 of the Guarantee Agreement, mutatis mutandis.

SECTION 6. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

SECTION 7. Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8. Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

SECTION 9. Amendments. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

WELLS FARGO BANK, NATIONAL

ASSOCIATION, a national banking association

By: Name: Allen Lewis

Title: Managing Director

GUARANTOR:

CLAROS MORTGAGE TRUST, INC., a

Maryland Corporation

By:

Name: J. Michael McGillis

Title: Authorized Signatory